EXHIBIT 4.22

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR A SATISFACTORY OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

             VOID AFTER 5:00 P.M. EASTERN TIME ON SEPTEMBER 14, 2005

                          BIOKEYS PHARMACEUTICALS, INC.

             (Incorporated under the laws of the State of Delaware)


               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
               --------------------------------------------------

No. WA - 2A                           Originally issued as of September 15, 1998
                                      Re-Issued as of June 14, 2001 (Transfer)


      FOR VALUE RECEIVED, BIOKEYS PHARMACEUTICALS, INC. (the "Company"), a Delaware corporation, hereby certifies that ROBERT J. NEBORSKY AND SANDRA S. NEBORSKY, JTWROS, or their permitted assigns (collectively referred to as the "Holder") are entitled, subject to the provisions of this Warrant, to purchase from the Company, during the period commencing on the date of this Warrant and expiring at 5:00 p.m. Eastern Time on September 14, 2005 (the "Expiration Date") up to FIFTY THOUSAND TWO HUNDRED FIFTY-FOUR (50,254) fully paid and non-assessable shares of the Company's Common Stock (the "Warrant Shares"), at an exercise price of $0.49 per share (the "Exercise Price"), subject to adjustment as set forth below.

      The term "Common Stock" means, unless the context otherwise indicates, the Common Stock of the Company as constituted on the date hereof (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant, and the Exercise Price, may be subject to adjustment from time to time as hereinafter set forth. The term "Company" means, unless the context otherwise indicates, the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of the Company (or any immediate or more remote successor corporation of the Company) with another corporation, or (ii) any corporation to which the Company (or any immediate or more remote successor corporation of the Company) has transferred its property or assets as an entirety or substantially as an entirety.

      The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

      1. Expiration of Warrant. The Warrant shall expire at 5:00 p.m. Eastern Time on the Expiration Date or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day.

      2.    Exercise of Warrant.

            a. This Warrant may be exercised in whole or in part at any time after the date hereof or at any other time as specifically provided for herein, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form, together with instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant, subject to all of the conditions, limitations, and provisions set forth herein, evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with payment of the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

            b. As an alternative to payment of the aggregate Exercise Price in accordance with paragraph (a) above, Holder may elect to effect a cashless exercise by so indicating on the Warrant Exercise Form attached hereto and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the difference between the bid price of a share of Common Stock and the Exercise Price, as of the trading day immediately before the date of exercise, and (ii) dividing the product by the bid price of one share of Common Stock on the trading day immediately preceding the date of exercise.

            c. The Holder may not exercise this Warrant to the extent that the number of Warrant Shares to be received pursuant to such exercise, aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder, would result in the Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Ac: and the rules and regulations promulgated thereunder.

      3. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

      4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but, if the holder is entitled to any fractional share upon such exercise, the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock, in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant, as determined by the Company's Board of Directors.

      5. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge (but subject to the restrictions on transfer set forth in Sections 11 and 12 below) execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

      6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

      7.    Adjustment Provisions.

            a. If the Company, at any time after the Base Date and prior to exercise of this Warrant, shall have subdivided its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall have declared a stock dividend or distributed shares of Common Stock to its stockholders, the number of Warrant Shares purchasable under this Warrant immediately prior to such exercise shall be proportionately increased, and if the Company, prior to such exercise, shall have at any time combined the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of Warrant Shares subject to this Warrant immediately prior to exercise shall be proportionately decreased.

            b. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date, or in case after such Base Date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 2 above, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

            c. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is required to be subject to adjustment, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the amount of Warrant Shares which would he purchasable upon exercise immediately prior to such adjustment and (y) the denominator of which shall be the number of Warrant Shares so purchasable immediately after such adjustment.

            d. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the teens of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant. Without limiting the generality of the foregoing, while any Warrant is outstanding, the Company:

                  (i) will not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise; and

                  (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable stock upon the exercise of all Warrants at the time outstanding.

            e.    In case:

                  (i) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance o(pound) all or substantially all of the assets of the Company to another corporation; or

                  (iii) of any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (iv) any other event specified in this Section 9 requiring the taking of such a record.

         Then, and in each such case, the Company shall mail or cause to be mailed to each holder of any Warrant at the time outstanding a notice specifying, as the case may be, the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty days prior to the record date therein specified and this Warrant may then be exercised prior to said record date during the term of the Warrant and without regard to any waiting period which may be set forth under any other provision of this Warrant.

      8.    Registration Rights.

            a. If the Company proposes, at any time prior to the Expiration Date, to file a registration statement with the Securities and Exchange Commission (the Commission") on a Form S-1 or comparable general form for registration under the 1933 Act and relating to securities issued or to be issued by it, then it shall give written notice of such proposed filing to the Holder. If, within thirty days after the giving of such notice, the Holder shall request in writing that all or any of the Warrant Shares be included in such proposed registration, the Company will also register such shares as shall have been requested in writing. While the registration of such Warrant Shares will not require the exercise of the Warrant prior to the effective date of such registration, the Holder will be required to demonstrate a bona fide present intention to sell the Warrant Shares being registered promptly after the registration statement becomes effective, failing which the Company may take steps to withdraw such Warrant Shares from registration. If all such Warrant Shares have been so registered, the rights described in Section 8 (b) below shall be of no force or effect. The provisions of this paragraph a. shall not apply to a registration statement filed in connection with an initial public offering by the Company.

            b. In addition, if by September 15, 2000, the Company has not filed with the Commission a registration statement covering shares of Common Stock, Holder may give notice to the Company at any time after September 15, 2000 and prior to the Expiration Date to the effect that such holder desires to register, for sale under the 1933 Act, any Warrant Shares, in which case the Company will promptly, on one occasion only, no later than 90 days after receipt of such notice, file a post-effective amendment to any current registration statement or a new registration statement, to the end that the Warrant Shares designated in such notice may be publicly sold under the 1933 Act as promptly as practicable thereafter, and the Company will use its best effort to cause such registration statement to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided however, that the Holder shall furnish the Company with such appropriate information in connection therewith as the Company may reasonably request in writing.

            c. The Holder may give the notice requiring the filing of a registration statement under the Act as set forth in Subsection b above on not more than one occasion prior to the Expiration Date.

            d. In connection with the filing of a registration statement pursuant to this Section 8, the Company shall:

                  (i) notify such Holder as to the filing and status thereof and of all amendments thereto filed prior to the effective date of said registration statement;

                  (ii) notify such Holder promptly after it shall have received notice of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

                  (iii) prepare  and file  without  expense  to such  Holder any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with the 1933 Act or advisable in connection with the proposed distribution of the securities by such Holder;

                  (iv) take all reasonable steps to qualify the Warrant Shares for sale under the securities or blue sky laws of such reasonable number of states as such Holder may designate in writing and to register or obtain the approval of any federal or state authority which may be required in connection with the proposed distribution, except, in each case, in jurisdictions in which the Company must either qualify to do business or file a general consent to service of process as a condition of the qualification of such securities;

                  (v) notify such Holder of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order;

                  (vi)  undertake  to  keep  such  registration   statement  and
                        prospectus effective for a period of one year after its effective date;

                  (vii) furnish to such Holder as soon as  available,  copies of any such registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant to the foregoing provisions of this Section, all in such quantities as such Holder may from time to time reasonably request.

            e. The Holder agrees to pay any underwriting discounts and commissions, transfer taxes, registration fees and the Holder's own counsel fees with respect to the Warrant Shares being registered. The Company will pay all other costs and expenses in connection with a registration statement to be filed pursuant to this Section 8, including, without limitation, the fees and expenses of counsel for the Company, the fees and expenses of its accountants, and all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as the Holder have designated, including fees and disbursements of counsel for the Company, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to such Holder.

            f. The Company agrees to enter into an appropriate cross-indemnity agreement with any underwriter (as defined in the 1933 Act) for such Holder in connection with the filing of a registration statement pursuant to this Section.

            g. If the Company shall file any registration statement including therein all or any part of the shares of the Company's Common Stock held by the Holder, the Company and each Holder shall enter into an appropriate cross-indemnity agreement whereby the Company shall indemnify and hold harmless the Holder against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by any such Holder, and each such Holder shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement and each person, if any, who controls the Company, within the meaning of the 1933 Act against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by such Holder expressly for use in such registration statement.

            h. Anything to the contrary herein notwithstanding, if all of the shares of the Company's Common Stock then held by the Holder may be sold by the Holder thereof in a transaction pursuant to Rule 144 promulgated under the 1933 Act, the Holder shall not be entitled to require the Company to register such securities pursuant to any registration statement filed under the 1933 Act.

            i. For a period of one year after the effective date of the registration statement filed pursuant to this Section 8, the Company at its expense will file such post-effective amendments as may be necessary to make available for use a prospectus meeting the requirements of the 1933 Act. The Company wilt cause copies of such prospectus to be delivered to any person selling the shares of Common Stock as may be required by the 1933 Act and the rules and regulations of the Commission.

            j. If a managing underwriter acting in good faith determines that the inclusion of all or any part of the Warrant Shares in a registration statement would adversely affect the marketing of securities intended to be underwritten, the amount of such Warrant Shares to be registered shall be reduced or limited to the amount which the underwriter, in its discretion, reasonably exercised in good faith, determines would not adversely affect the successful marketing of the underwritten securities. As an alternative, such underwriter may request that the sale of any Warrant Shares included in a registration statement on behalf of a Holder be delayed for a period of up to nine months after the conclusion of the distribution of securities to be offered on behalf of the Company, and, upon receipt of such request, such Holder shall execute an agreement to such effect as a condition of inclusion in such registration statement.

      9. Restrictions on Transfer All Transfers to Comply with the 1933 Act, etc. Prior to the registration of the Warrant Shares as set forth in Section 8, or the sale of such Warrant Shares pursuant to Rule 144 of the Commission, this Warrant and any Warrant Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except to members of the immediate family of Anthony Kamin, unless otherwise agreed by the Board of Directors of the Company. Until such registration or sale pursuant to Rule 144, this Warrant and the Warrant Shares may be transferred to other persons, but only with the approval of the Board of Directors of the Company. Each transferee of this Warrant or any Warrant Shares must be: (1) a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto, and then only against receipt of (i) requested information concerning the status of such person and such transfer under federal and state securities laws and (ii) the agreement of such person to comply with the provisions of this Section 9 with respect to any resale or other disposition of such securities; or (2) a person to whom delivery is made of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees. The Company reserves the right to require an opinion of counsel for the Holder with respect to any proposed transfer other than transfers made pursuant to a registered securities offering.

      10. Legend. Unless the Warrant Shares have been registered under the 1933 Act, upon exercise of the Warrant and the issuance of any of the Warrant Shares, all certificates representing such shares shall bear on the face thereof substantially the following legend:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration.

      11. Notices. All notices required hereunder shall be in writing and shall be deemed given when transmitted (with verified receipt), delivered personally or mailed by certified or registered mail, return receipt requested, to the Company or Holder, as the case may be, for whom such notice is intended, to the address of such party of which the Company or Holder has been advised by written notice.

      12. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

      13. Loss of Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name , by its duly authorized officer, all as of the day and year first above written.

Reissued:  June 14, 2001               BIOKEYS PHARMACEUTICALS, INC.,
                                       a Delaware corporation

                                       By: /s/ Warren Lau
                                          -------------------------------------
                                                       President

                              WARRANT EXERCISE FORM

      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock of Biokeys Pharmaceuticals, Inc. and hereby makes payment of $__________ representing the aggregate Exercise Price required in connection therewith. The undersigned also surrenders the Warrant certificate to be processed in accordance with the terms set forth therein.



                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature, if jointly held


                                       -----------------------------------------
                                       Print Name or Names


                                       -----------------------------------------
                                       Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
                       ----------------------------------
         (if other than to the registered holder of the within Warrant)

Name
    ----------------------------------------------------------------------------
         (Please typewrite or print in block letters)


Address
       -------------------------------------------------------------------------



       -------------------------------------------------------------------------

Social Security or Taxpayer
Identification Number
                     -----------------------------------------------------------


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

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto

Name
    ----------------------------------------------------------------------------
         (Please typewrite or print in block letters)

Address:
        ------------------------------------------------------------------------

the right to purchase Common Stock of Biokeys Pharmaceuticals, Inc. represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


DATED: ____________________


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature, if jointly held


                                       11